                                                   U.S. Can Corporation

                                                      April 25, 2005

By electronic mail

Mr. Anthony MacLaurin
c/o Sheryl Jaffee Halpern, Esq.
Patzik, Frank & Samotny Ltd.
150 South Wacker Drive, Suite 900
Chicago, Illinois 60606

Dear Anthony:

         This letter constitutes notice of the termination of your employment by U.S. Can Corporation (the
"Company"), effective as of today April 25, 2005 (the "Separation Date").  This notice is provided pursuant to
Section 5(d) of the agreement between you and the Company captioned "Employment Agreement" and dated as of the
1st day of July, 2004 (the "Employment Agreement").

         The purpose of this letter also is to confirm the agreement between you and the Company concerning the terms of your separation, as follows:

         1.       Severance Benefits.  In consideration of your acceptance of this Agreement and subject to your meeting in full your obligations under this Agreement and under Sections 6(a), 6(c), 7, 8 and 9 of the Employment
Agreement, the Company will provide you the following:

                  (a)      The Company will provide you Final Compensation, as defined in the Employment Agreement.

                  (b)      The Company will provide you the separation benefits described in clauses (i) through (iv)
         of Section 5(d) of the Employment Agreement.

                  (c)      The Company will waive its rights under the final sentence of Section 5(d) of the
         Employment Agreement.

                  (d)      Provided that you refer all potential employers seeking a reference for you to the
         Company's Director of Human Resources, responses to those potential employers by the Director of Human
         Resources and those to whom he refers the reference requests will be consistent with the statement attached hereto and marked Exhibit A.
                           ---------

         2.       Acknowledgement of Full Payment.   You acknowledge and agree that, other than that which expressly is to be provided you in accordance with paragraph 1 hereof, no further compensation of any kind or nature is owed to you by the Company or any of its Affiliates (as defined in the Employment Agreement). Further, you acknowledge payment to you on
May 6, 2005 of (a) all Base Salary earned but unpaid as of the Separation Date, (b) all vacation pay earned and unused as of the Separation Date and (c) the appropriately pro-rated payment of your car allowance.  You also acknowledge receipt on May 6, 2005 of an advance of nine (9) days of severance pay.

         3.       Status of Employee Benefits, Paid Time Off and Stock Options.  Except as otherwise expressly provided in
Section 5(d)(ii) of the Employment Agreement, referenced in paragraph 1(b) above, your participation in all employee benefit plans of the Company has ended as of the Separation Date, in accordance with the terms of those plans.  You will not continue to earn vacation or other paid time off after the Separation Date. Your rights and obligations with respect to any restricted stock or stock options granted to you by the Company shall be governed in all respects in accordance with Section 4(c) of the Employment Agreement.

         4.       Continuing Employee Obligations.  Pursuant to Section 7(c) of the Employment Agreement, the
cooperation required of you by the Company during the twenty-four (24) months following the Separation Date includes, but is not limited to, the following:  (a) you agree that you will not disparage the Company or any of its Affiliates, their directors, their management or their products and that you will not otherwise do or say anything that could be harmful to the business or reputation of the Company or any of its Affiliates; (b) you agree that you will not have any communications, oral or in writing, with any employee of the Company or any of its Affiliates that is in any way related to the business in which the Company or any of its Affiliates is engaged or that you have  knowledge is contemplated by the Company or any of its Affiliates; (c) you agree that you will not contact, in person, by telephone, by electronic or print correspondence or otherwise, any customer, supplier, factory manager or other person with whom the Company or any of its Affiliates does business regarding the business in which the Company or any of its Affiliates is engaged or that you have knowledge is contemplated by the Company or any of its Affiliates; and (d) you agree that you will not speak publicly about the Company or any of its Affiliates or their board of directors, their management or their business, whether to the electronic or print media or otherwise.  The foregoing does not prevent your truthful response to a subpoena or other compulsory legal process; but you agree to provide notice to the Company within three business days of your receipt of such a subpoena or notice of other compulsory legal process.

         5.       Return of Company Documents and Other Property.   In signing this Agreement, you represent and warrant
that you have returned to the Company no later than April 27, 2005, any and all documents, materials and information
(whether in hardcopy, on electronic media or otherwise) related to the business (whether present or otherwise) of the
Company and its Affiliates, and all copies, and all keys, access cards, credit cards, computer hardware and software, telephones and telephone-related equipment and all other property of the Company and its Affiliates in your possession or control.  Recognizing that your employment with the Company has ended, you agree that you will not, for any purpose, attempt to access or use any Company computer or computer network or system, including without limitation its electronic mail system.  Further, you acknowledge that you have disclosed to the Company all passwords necessary or desirable to enable the Company to access all information which you have password-protected on any of its computer equipment or on its computer network or system.

         6.       Release of Claims.

                  (a)      In consideration of the severance pay and other benefits to be provided you in accordance with the terms of this Agreement, to which you would not otherwise be entitled, and in satisfaction of your obligation under
Section 5(d) of the Employment Agreement to sign a timely and effective release of claims in order to qualify for the benefits as described in paragraph 1 above, on your own behalf and that of your heirs, executors, administrators, beneficiaries, personal representatives and assigns, you hereby agree that this Agreement shall be in complete and final settlement of any and all causes of action, rights or claims, whether known or unknown, that you have had in the past, now have, or might now have, in any way related to, connected with or arising out of your employment or its termination or pursuant to Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in
Employment Act, the fair employment practices statutes of the state or states in which you have provided services to the
Company or any other federal, state or local law, regulation or other requirement and you hereby release and forever discharge the Company and its Affiliates and all of their respective past, present and future directors, shareholders, officers, members, managers, general and limited partners, joint venturers, employees, agents, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all such causes of action, rights or claims.  Excluded from the scope of this release of claims, however, are your rights under this Agreement after its effective date and any rights you have now or hereafter acquire to indemnification or contribution under the articles of incorporation or by-laws of the Company or any of its Affiliates.

                  (b)      This Agreement, including the release of claims set forth the paragraph immediately above, creates legally binding obligations and the Company therefore advises you to consult an attorney before signing this
Agreement.  In signing this Agreement, you give the Company assurance that you have signed it voluntarily and with a full understanding of its terms; that you have had sufficient opportunity, before signing this Agreement, to consider its terms and to consult with an attorney, if you wished to do so,; and that, in signing this Agreement, you have not relied on any promises or representations, express or implied, that are not set forth expressly in this Agreement.

         7.       Miscellaneous.

                  (a)      This Agreement constitutes the entire agreement between you and the Company and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to your employment, its termination and all related matters, excluding only your obligations under
Sections 6 through 10 of the Employment Agreement, those provisions of the Employment Agreement necessary for the enforcement of those obligations (including without limitation Section 11 thereof) and any other provisions of the Employment Agreement whose survival is expressly contemplated in this Agreement, any loan or other existing obligation you may have to the Company or its Affiliates or to any employee benefit plan maintained by the
Company or any of its Affiliates and your obligations with respect to the securities of the Company, all of which shall remain in full force and effect in accordance with their terms.

                  (b)      This Agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by you and the Board or its expressly authorized designee. The captions and headings in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

                  (c)      The obligation of the Company to you under paragraph 1(b) of this Agreement and its waiver under paragraph 1(c) hereof are expressly conditioned on your continued strict and full performance of your obligations under this Agreement and under Sections 6 through 10 of the Employment Agreement (collectively, the "Continuing Employee Obligations").  In the event that the Company determines in its reasonable judgment that you have breached, or have threatened to breach, any of the Continuing Employee Obligations, the Company's
obligations to you under this Agreement shall cease, although this Agreement and the Continuing Employee
Obligations shall continue, and, in addition to any other remedies to which the Company may be entitled, at law or in equity, the Company shall be entitled upon demand to your full repayment of all separation benefits provided you in accordance to paragraph 1(b) hereof.  Without limiting the generality of the foregoing, the
Company shall be entitled to enforce under Section 11 of the Employment Agreement your obligations under
paragraph 4 of this Agreement.   Further, in the event of such a breach or threatened breach by you, the
Company's waiver under paragraph 1(c) shall be void and of no force or effect and the Company shall be entitled to exercise its rights under the final sentence of Section 5(d) of the Employment Agreement for thirty (30) days from the date it determines that such a breach or threatened breach by you has occurred.

                  (d)      Your obligations under Sections 6 through 10 of the Employment Agreement, including without limitation your obligations pursuant to Section 7(c) which are set forth in paragraph 4 hereof, shall be in force throughout the period provided you below to consider this Agreement.  If you breach any of those obligations, this offer shall automatically be withdrawn.  In signing this Agreement, you represent and warrant to the Company that you have complied with all of those obligations during the period from your receipt of this
Agreement on the Separation Date through the date you sign this Agreement.

         In signing this Agreement, you also acknowledge that you first received this Agreement on April 25, 2005, and, whether or not the changes to this Agreement since that date are material, you freely and voluntarily waive any right you may have to an additional twenty-one days to consider this Agreement.  Rather, you agree, that if you wish to accept this agreement, you must sign, date and return it on or before Monday, May 23, 2005.  You may revoke this Agreement at any time during the seven-day period immediately following the date of your signing, provided that you do so to the Company in writing.  If you do not revoke it, then, at the expiration of the seven-day period or, if later, the date this letter is signed by an authorized representative of the Company, this letter will take effect as a legally-binding agreement between you and the Company on the basis set forth above.  If you are the first signatory to this Agreement, please return the original and one counterpart to the Company.  A fully executed counterpart will be returned to you for your records.

                                    Sincerely,
                                    U.S. CAN CORPORATION

                                    By:   ___/s/ James Aikins_______5/27/05____
                                                James Aikins
                                            Director of Human Resources

Accepted and agreed:

Signature:  __/s/ Anthony MacLaurin__

                  Anthony MacLaurin

Date:  _____May 19, 2005___________

                                                             EXHIBIT A
                                                             ---------

Anthony was appointed Executive Vice President International for USCAN in July 2004 by George Bayly, CEO.  A new CEO,
Philip Mengal, was appointed at the end of January 2005.  He has implemented his own team and moved from a regional focus to a matrix one, with the director of operations, sales, HR, and finance responsible worldwide, working directly with the local general mangers.  As a result of this, Anthony's position was eliminated.